Exhibit 5

Joint Filing Agreement

The undersigned hereby agree that they are filing jointly pursuant to Rule 13-d-1(k)(1) of the Securities Exchange Act of 1934, as amended, a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares of enGene Holdings Inc. and further agree that this joint filing agreement be included as an exhibit to this Schedule 13D. The undersigned further agree and acknowledge that such shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: November 13, 2023

Forbion Growth Sponsor FEAC I B.V.

By:	/s/ Sander Slootweg
Sander Slootweg, Director

By:	/s/ Wouter Joustra
Wouter Joustra, Director

Forbion Growth Opportunities Fund I Cooperatief U.A.

By:	/s/ Sander Slootweg
Sander Slootweg, on behalf of Forbion Growth Management B.V., Director

By:	/s/ Wouter Joustra
Wouter Joustra, on behalf of Forbion Growth Management B.V., Director

Forbion Growth Management B.V.

By:	/s/ Sander Slootweg
Sander Slootweg, Director

By:	/s/ Wouter Joustra
Wouter Joustra, Director